Filed Pursuant to Rule 424(b)(3)
Registration No. 333-151014

AMEREN ENERGY GENERATING COMPANY

AMENDMENT DATED JUNE 6, 2008
TO
PROSPECTUS, LETTER OF TRANSMITTAL AND NOTICE OF
GUARANTEED DELIVERY

OFFER TO EXCHANGE
$300,000,000
REGISTERED 7.00% SENIOR NOTES, SERIES H DUE 2018
FOR ANY AND ALL
UNREGISTERED 7.00% SENIOR NOTES, SERIES G DUE 2018

Pursuant to the Prospectus dated June 3, 2008

        This Amendment to the Prospectus, Letter of Transmittal and Notice of Guaranteed Delivery relating to the Ameren Energy Generating Company offer to exchange up to $300,000,000 in aggregate principal amount of its outstanding unregistered 7.00% Senior Notes due 2018 for an equal principal amount of its 7.00% Senior Notes due 2018, which have been registered under the Securities Act of 1933, is as follows:

All references in the Prospectus, Letter of Transmittal and Notice of Guaranteed Delivery that state that the outstanding notes may be tendered in whole or in part in integral multiples of $1,000 are amended to read that outstanding notes may be tendered in whole or in part in a minimum amount of $100,000 and integral multiples of $1,000 in excess thereof.

        No other terms of the offer to exchange are amended by this Amendment, and all such terms remain as presented in the Prospectus, Letter of Transmittal and Notice of Guaranteed Delivery.